EXHIBIT 23.2

             CONSENT OF CASTAING, HUSSEY & LOLAN, LLP
           [LETTERHEAD OF CASTAING, HUSSEY & LOLAN, LLP]

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             [CASTAING, HUSSEY & LOLAN, LLP LETTERHEAD]

             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our Report dated February 7,1997 included in ISB Financial Corporation's Form 10-K for the year ended December 31, 1996.


/s/ Castaing, Hussey & Lolan, LLP

New Iberia, Louisiana
May 22, 1997